UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 13, 2010
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HIGHLANDS BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-27622 (Commission File Number)	54-1796693 (IRS Employer Identification No.)

340 West Main Street Abingdon, Virginia (Address of principal executive offices)	24210-1128 (Zip Code)

Registrant’s telephone number, including area code:  (276) 628-9181

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On October 13, 2010, Highlands Bankshares, Inc. (the “Company”) and its wholly-owned subsidiary, Highlands Union Bank (the “Bank”), entered into a written agreement (“Written Agreement”) with the Federal Reserve Bank of Richmond (the “Reserve Bank”).  A copy of the Written Agreement is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Under the terms of the Written Agreement, the Bank has agreed to develop and submit to the Reserve Bank for approval within the time periods specified therein written plans or programs to:

●	strengthen board oversight of the management and operations of the Bank;
●	strengthen credit risk management and administration;
●	provide for the effective grading of the Bank’s loan portfolio;
●	summarize the findings of its review of the adequacy of the staffing of its loan review function;
●
improve the Bank’s position with respect to loans, relationships, or other assets in excess of $500,000 that currently are or in the future become past due more than 90 days, on the Bank’s problem loan list, or adversely classified in any report of examination of the Bank;

●	review and revise the Bank’s methodology for determining the allowance for loan and lease losses (“ALLL”) and maintain an adequate ALLL;
●	maintain sufficient capital at the Company and the Bank;
●	establish a revised written contingency funding plan;
●	establish a revised investment policy;
●	improve the Bank’s earnings and overall condition;
●	revise the Bank’s information technology program; and
●	establish a disaster recovery and business continuity program.

In addition, the Bank has agreed that it will eliminate from its books all assets or portions of assets classified “loss” in its report of examination and that it will not extend, renew or restructure any credit that has been criticized by the Reserve Bank absent prior approval by the board of directors consistent with the requirements of the Written Agreement.

Further, both the Company and the Bank have agreed to refrain from declaring or paying dividends without prior regulatory approval.  The Company has agreed that it will not take any other form of payment representing a reduction in Bank’s capital or make any distributions of interest, principal or other sums on subordinated debentures or trust preferred securities without prior regulatory approval.  The Company also has agreed not to incur, increase or guarantee any debt or not to purchase or redeem any shares of its stock without prior regulatory approval.

The directors of the Company and the Bank have recognized and unanimously agree with the common goal of financial soundness represented by the Written Agreement and have confirmed the intent of the directors and executive management to diligently seek to comply with all requirements of the Written Agreement.

The foregoing description of the Written Agreement is a summary and does not purport to be a complete description of all of the terms of such agreement and is qualified in its entirety by reference to the copy of the Written Agreement filed with this Current Report.

Item 9.01.                    Financial Statements and Exhibits.

(d)                 Exhibits.

Exhibit No.	Description

10.1	Written Agreement by and among Highlands Bankshares, Inc.,
Highlands Union Bank, and the Federal Reserve Bank of
Richmond, dated October 13, 2010.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHLANDS BANKSHARES, INC.
(Registrant)

Date: October 19, 2010	By:	/s/ James R. Edmondson
James R. Edmondson
Vice President of Accounting

EXHIBIT INDEX

Exhibit No.	Description

10.1	Written Agreement by and among Highlands Bankshares, Inc.,
Highlands Union Bank, and the Federal Reserve Bank of
Richmond, dated October 13, 2010.